EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-249075 on Form S-1 of our report dated March 6, 2020 (October 9, 2020 as to the effects of the reverse stock split described in the second paragraph in Note 2) relating to the financial statements of Eargo, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

October 9, 2020